Exhibit 10.7

Amendment to the

Toys “R” Us, Inc. Amended and Restated

1994 Stock Option and Performance Incentive Plan

The Toys “R” Us, Inc. Amended and Restated 1994 Stock Option and Performance Incentive Plan (the “Plan”) is hereby amended, effective as of March 16, 2004, as follows.

1. A new Article 19 shall be added to the Plan, which reads as follows:

“ARTICLE 19

CHANGE OF CONTROL

19.1 Acceleration upon a Change of Control. Upon the occurrence of a Change in Control (as defined below), all unvested Options, Stock Appreciation Rights, and other awards in the nature of rights that may be exercised shall vest, all restrictions on Restricted Shares and Restricted Units shall lapse, and any performance-based criteria for Performance Units or other awards shall be deemed to be satisfied at the greater of “target” or actual performance as of the date of the Change in Control, unless, in connection with such transaction, (i) such awards are to remain outstanding, (ii) such awards are assumed by the surviving corporation or its parent, or (iii) the surviving corporation or its parent substitutes awards with substantially the same terms for such awards.

A “Change of Control” shall mean: (a) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination each of the following would be correct: (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and outstanding Company voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the person resulting from such Business Combination (including, without limitation, a person which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Company common stock and outstanding Company voting securities, as the case may be, and (ii) no person (excluding (A) any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, or such corporation resulting from such Business Combination or any Affiliate of such corporation, or (B) any entity in which such person has a material equity interest, or any “Affiliate” (as defined in Rule 405 under the Securities Act of 1933, as amended, of such entity) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (b) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.”

19.2 Officer’s Employment. In the event the employment of an officer of the Company is terminated (other than for cause), within the 12 months following a Change of Control: (a) all unvested Options, Stock Appreciation Rights, and other awards in the nature of rights that may be exercised, shall vest immediately on the date of such termination and all such awards may be exercised until the earlier of (x) the thirty-month anniversary of the date of termination and (y) the expiration date of such awards; (b) all restrictions on Restricted Shares and Restricted Units shall lapse as of the date of such termination, and (c) any performance-based criteria for Performance Units or other awards shall be deemed to be satisfied at the greater of “target” or actual performance as of the date of such termination.”

2. Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment.

The Corporation has caused this Amendment to be executed as of the day and year first above written.